EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)

Under the Securities Exchange Act of 1934 and

Section 1350, Chapter 63 of Title 18, United States Code

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code, each of the undersigned officers of Weyerhaeuser Company, a Washington corporation (the “Company”), hereby certifies that:

The Company’s Quarterly Report on Form 10-Q dated October 25, 2019 (the “Form 10-Q”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DEVIN W. STOCKFISH
Devin W. Stockfish President and Chief Executive Officer

Dated:	October 25, 2019

/s/ RUSSELL S. HAGEN
Russell S. Hagen Senior Vice President and Chief Financial Officer

Dated:	October 25, 2019

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and section 1350, chapter 63 of title 18, United States Code and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.